Exhibit 3.2

BYLAWS
OF
RHINO MERGER SUB CORPORATION

ARTICLE I
OFFICES AND CORPORATE SEAL

Section 1.01.  Registered and Other Offices.  The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law.  The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

Section 1.02.  Corporate Seal.  The corporation shall have no corporate seal.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 2.01.  Time and Place of Meetings.  Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the Chairman of the Board of Directors or if a Chairman of the Board of Directors has not been elected, by the President in the absence of Board action, or the Board, except that a special meeting called by, or at the demand of a shareholder or shareholders, shall be held in the county where the principal executive office is located.

Section 2.02.  Regular Meetings.  At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term and whose terms have expired or are due to expire within six (6) months after the date of the meeting.  Any business appropriate for action by the shareholders may be transacted at a regular meeting.  No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders are present in person or by proxy and none of them objects to such designation.

Section 2.03.  Demand by Shareholders.  Regular or special meetings may be demanded by a shareholder or shareholders, pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2, and 302A.433, Subd. 2, respectively.

Section 2.04.  Quorum, Adjourned Meetings.  The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy.  In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided a notice of such adjournment is mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting.  If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at such meeting.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.05.  Voting.   At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy.  Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held.  Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

Section 2.06.  Notice of Meetings.  Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting at which a quorum was present and the date, time and place of the meeting were announced at the time of adjournment.  The notice shall be given at least ten (10) but not more than sixty (60) days before the date of the meeting except that written notice of a meeting at which there is to be considered either (i) an agreement of merger or consolidation, (ii) a proposal to dispose of all or substantially all of the property and assets of the corporation, (iii) a proposal to dissolve the corporation, or (iv) a proposal to amend the Articles of Incorporation, shall be mailed to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto.  Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business.

Section 2.07.  Waiver of Notice.  A shareholder may waive notice of any meeting of shareholders.  A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.

Section 2.08.  Authorization Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders of this corporation, may be taken by written action signed by the shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all the shareholders were present.

ARTICLE III
DIRECTORS

Section 3.01.  General Powers.  Except as authorized by the shareholders by unanimous affirmative vote, the business and affairs of the corporation shall be managed by and shall be under the direction of the Board of Directors.

Section 3.02.  Number, Qualifications and Term of Office.  The Board of Directors of this corporation shall consist of one or more directors.  The number of directors may be increased or, subject to Minnesota Statutes, Section 302A.223, decreased at any time by action of the Board of Directors.  Directors need not be shareholders.  Each of the directors shall hold office until the regular meeting of the shareholders next held after his or her election, until his or her successor shall have been elected and shall qualify, or until he or she shall resign or shall have been removed as hereinafter provided.

Section 3.03.  Board Meetings; Place and Notice.  Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate.  In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance.  The Chairman of the Board, the President, or any director then in office may call a Board meeting by giving ten (10) days notice to all directors of the day or date and time of the meeting.  The notice need not state the purpose of the meeting.  Any notice to a director may be given by form of electronic communication if the director consents to such electronic communication.  Consent to electronic communication may be given in writing or by authenticated electronic communication.  If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

Section 3.04.  Action Without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

Section 3.05.  Waiver of Notice.  A director may waive notice of a meeting of the Board.  A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

Section 3.06.  Quorum.  A majority of the directors currently holding office is a quorum for the transaction of business.  If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 3.07.  Vacancies.  Vacancies on the Board resulting from the death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.  Each director elected under this Section to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

Section 3.08.  Removal.  The shareholders may remove one or more directors with or without cause at an annual or a special meeting of the shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of a director.

ARTICLE IV
OFFICERS

Section 4.01.  Numbers.  The officers of the corporation shall consist of (i) a President or Chief Executive Officer, (ii) a Treasurer or Chief Financial Officer and (iii) a Secretary and may also consist of one or more Vice Presidents.  The Board may elect or appoint any officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time.  Any number of offices or functions of those offices may be held or exercised by the same person.

Section 4.02.  Election and Term of Office.  The Board of Directors shall from time to time elect a President (or Chief Executive Officer), a Treasurer (or Chief Financial Officer) and a Secretary and may elect one or more Vice Presidents and any other officers or agents the Board deems necessary.  Such officers shall hold their offices until their successors are elected and qualified.

Section 4.03.  President.  Unless otherwise stipulated, the President shall be the chief executive officer of the corporation and shall have responsibility for the general active management of the corporation.  When present, he shall preside at all meetings of the shareholders, and unless a Chairman of the Board of Directors has been elected and is present, shall preside at all meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect.  The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation.  The President, if no Secretary has been elected, shall maintain records of and whenever necessary, shall certify all proceedings of the Board of Directors and the shareholders.  The President shall perform such other duties as the Board of Directors shall designate.

Section 4.04.  Vice President.  If a Vice President or Vice Presidents have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President.  In the event of absence or disability of the President, Vice Presidents shall succeed to the Board President's power and duties in the order designated by the Board of Directors.

Section 4.05.  Secretary.  Unless otherwise stipulated, the Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.  In the Secretary's absence at any meeting, the President, an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

Section 4.06.  Treasurer.  Unless another officer is designated by the Board of Directors as the chief financial officer, the Treasurer shall hold such title and shall keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors.  The Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 4.07.  Removal and Vacancies.  Any officer may be removed from office by a majority of the whole Board of Directors, with or without cause.  Such removal, however, shall be without prejudice to the contract rights of the person so removed.  If there is a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

Section 4.08.  Delegation of Authority.  An officer elected or appointed by the Board may delegate some or all of the duties or powers of such office to other persons, provided that such delegation is in writing.

ARTICLE V
SHARES AND THEIR TRANSFER

Section 5.01.  Certificates for Shares.  Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder.  The certificates shall be numbered in the order in which they are issued and shall be signed by the President.  If a Secretary has been elected, the certificates may also be signed by the Secretary.  Every certificate surrendered to the corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate has been so canceled.

Section 5.02.  Transfer of Shares.  Transfer of shares on the books of the corporation may be authorized by the shareholder named in the certificate or the shareholder's legal representative.  The corporation may treat as the absolute owner of the shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation.  The legend on the reverse side of all certificates for shares of the corporation shall read in substance as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.  THE COMPANY RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT BEFORE EFFECTING ANY TRANSFER OF THE SHARES.

Section 5.03.  Lost Certificates.  A new share certificate may be issued in place of one that is alleged to have been lost, stolen or destroyed, but only in accordance with applicable law and such other reasonable requirements imposed by the Board of Directors.

ARTICLE VI
AMENDMENTS

Section 6.01.  Subject to the power of shareholders to adopt, amend, or repeal these Bylaws as provided in Minnesota Statutes Section 302A.181, subdivision 3, any Bylaw may be amended or repealed by the Board of Directors at any meeting, provided that, after adoption of the initial Bylaws, the Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings for shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications, or terms of office.

ARTICLE VII
INDEMNIFICATION

Any person who at any time shall serve or shall have served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation, in accordance with and to the fullest extent permitted by Minnesota Statutes Section 302A.521 as it may be amended from time to time.

ARTICLE VIII
MISCELLANEOUS

Section 8.01                                Electronic Communications.  A director, committee member or shareholder may participate in a meeting by any means or communication through which such person, other persons so participating, and all persons physically present at the meeting may simultaneously hear each other during the meeting.  Participation in a meeting by that means constitutes presence in person at the meeting.  A conference among directors, committee members or shareholders by any means of communication through which such persons may simultaneously hear such other during the conference is a meeting of the Board of Directors, Committee or Shareholders, as the case may be, if the same notice is given of the conference as would be required for a meeting, and if the number of persons participating in the conference would be sufficient to constitute a quorum at a meeting.  Participation in a meeting by that means constitutes presence in person at the meeting.

Section 8.02                                Records; Inspection Thereof.  The Articles of Incorporation of the corporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors and committees of the Board of Directors, shall be recorded in appropriate minute books provided for that purpose.  The minutes of each such proceeding shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.  The records of the corporation shall be available to shareholders for inspection in accordance with provisions of Minnesota law.